News Release
For Immediate Release

Contact:  Thomas X. Geisel, President and Chief Executive Officer (856) 690-4329

Sun Bancorp, Inc. Reports First Quarter 2013 Results
First Quarter Highlights

•	Profitable quarter with net income of $2.5 million

•	Non-performing loans drop another 11% in Q1 and 39% over the past two quarters

•	Successful workout resolutions generate $1.0 million in net recoveries for the quarter

•	Prepared for rising interest rates by selling $125 million of investments and $52 million of jumbo fixed rate mortgages

•	Solid capital ratios after risk reduction efforts with total risk based capital ratio of 14.2% and Tier 1 leverage ratio of 9.4%

•	Tangible book value increases to $2.59 per share

VINELAND, NJ – April 24, 2013 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today net income available to common shareholders of $2.5 million, or $0.03 per diluted share, for the first quarter ended March 31, 2013, compared to a net loss available to common shareholders of $28.1 million, or a loss of $0.33 per diluted share, for the first quarter of 2012.

The following are key items and events that occurred during the first quarter of 2013:

•
The Company successfully closed a previously reported sale of $43.1 million of primarily distressed legacy commercial real estate loans with a book balance of $33.6 million to a third party investor in February 2013 for proceeds of $20.9 million.

•
Provision expense totaled $171 thousand as compared to $24.2 million in the fourth quarter of 2012. The allowance for loan losses equaled $47.1 million at quarter end, an increase of $1.3 million from December 31, 2012.  The allowance for loan losses equaled 2.09% of gross loans held-for-investment and 63.9% of non-performing loans held for investment as compared to 2.02% and 55.3%, respectively, at December 31, 2012 and 2.34% and 45.5%, respectively, at March 31, 2012.

•	Non-interest income increased $4.1 million to $10.9 million as compared to the linked quarter primarily due to gains on the sale of available for sale securities of $3.5 million.

•	In March 2013, the Company sold a pool of $51.5 million of jumbo residential mortgage loans at a gain of $856 thousand.

•
The net interest margin equaled 3.16% versus 3.30% in the linked quarter. This decrease was driven by a decline in commercial loan yields as well as an increase of approximately $141 million in average interest-bearing bank balances resulting from the jumbo mortgage sale and the sale of available-for-sale investment securities in the first quarter.

•	Total risk-based capital equaled 14.2% at March 31, 2013, an increase of 50 basis points from 13.7% at December 31, 2012.

 "We continue to make methodical progress in executing on our strategy to reduce the risk in the balance sheet and grow our commercial and consumer businesses,” stated Thomas X. Geisel, Sun's President and Chief Executive Officer. “We were pleased to regain profitability during the quarter and to further reduce risk in our loan portfolio, thereby strengthening our foundation for the future.  We will continue to prioritize these efforts and enhance the profitability of the Bank as the year progresses.”

Discussion of Results:

Balance Sheet

● Total assets were $3.23 billion at March 31, 2013, as compared to $3.22 billion at December 31, 2012 and $3.11 billion at March 31, 2012.

● Cash and cash equivalents increased $142.0 million to $311.7 million as compared to the linked quarter, primarily due to the increase in interest earning bank balances due primarily to the aforementioned jumbo mortgage sale and sales of available-for-sale investment securities. Investments available-for-sale decreased $117.1 million from $443.2 million at December 31, 2012 to $326.1 million at March 31, 2013 due primarily to the sale of $124.8 million of securities, of which $94.6 million are pending settlement at March 31, 2013.

● Gross loans held-for-investment were $2.25 billion at March 31, 2013, as compared to $2.27 billion at December 31, 2012 and $2.23 billion at March 31, 2012. Compared to the linked quarter, loans held-for-investment decreased by $24.6 million due primarily to large pay downs of problem loans of $17.2 million and charge-offs of $3.5 million in the first quarter.

● Loans held-for-sale decreased $79.5 million from the linked quarter to $41.5 million at March 31, 2013. This was due to the closing of the commercial loan sale as well as a net decrease of $57.5 million in the residential mortgage loan held-for-sale portfolio.

Net Interest Income and Margin

● On a tax equivalent basis, net interest income decreased $901 thousand over the linked quarter to $23.3 million at March 31, 2013. The net interest margin decreased 14 basis points to 3.16% from 3.30% for the linked quarter, and decreased 32 basis points as compared to the same quarter in 2012. The average yield on interest-earning assets decreased 17 basis points over the linked quarter from 3.87% to 3.70%. This decrease is due to a corresponding decline in loan yields and excess cash.  The Company held $312 million of cash as of March 31, 2013.  The commercial loan yields declined four basis points from the linked quarter due to lower rates on new originations combined with pay-offs of higher yielding legacy loans and a decrease of 18 basis points in home equity line of credit yields over the same period due to significantly lower market rates.  The margin variance from the prior year is due to similar pressures in the current interest rate environment.

Non-Interest Income

● Non-interest income was $10.9 million for the quarter ended March 31, 2013, compared to $6.8 million for the quarter ended December 31, 2012 and $5.5 million for the comparable prior year quarter. The increase from the linked quarter was primarily attributable to a gain on sale of available for sale securities of $3.5 million recognized in the current quarter as compared to a loss of $196 thousand as well as a reduction of $1.2 million in derivative credit valuation adjustments for the current quarter as compared to the linked quarter.

Non-Interest Expense

● The Company incurred $31.3 million of non-interest expense in the first quarter of 2013, a decrease of $262 thousand over the linked quarter and an increase of $3.8 million from the comparable prior year quarter. Professional fees and salaries and benefits increased by $1.3 million and $488 thousand, respectively, from the linked quarter. Professional fees have increased due to additional compliance related consulting expenses incurred during the first quarter. These increases were partially offset by decreases in real estate owned costs, other expenses and advertising costs of $774 thousand, $500 thousand and $487 thousand, respectively.

Asset Quality

● The provision for loan losses for the first quarter of 2013 was $171 thousand, as compared to $24.2 million in the linked quarter and $30.7 million in the comparable prior year quarter. The allowance for loan losses was

$47.1 million at March 31, 2013, or 2.09% of gross loans held-for-investment, as compared to the allowance for loan losses to gross loans held-for-investment of 2.02% at December 31, 2012 and 2.34% at March 31, 2012. Recoveries were $4.6 million for the first quarter of 2013 primarily driven by the payoff of two commercial loans which resulted in $3.0 million of recoveries. Charge-offs recorded in the current quarter were $3.5 million, as compared to $26.7 million of charge-offs for the linked quarter and $20.2 million of charge-offs for the comparable prior year quarter.

● Total non-performing assets were $82.3 million, or 3.57% of total gross loans held-for-investment, loans held-for-sale and real estate owned at March 31, 2013, as compared to $100.1 million, or 4.18% and $118.8 million, or 5.27%, respectively, at December 31, 2012 and March 31, 2012. Non-performing loans decreased $21.8 million over the linked quarter to $73.8 million at March 31, 2013 from $95.6 million at December 31, 2012 and decreased $40.8 million from $114.6 million at March 31, 2012. The decreases in non-performing loans were due primarily to paydowns and the settlement of nonperforming loans moved to held for sale in the fourth quarter of 2012, both for $12.7 million.

Capital

● Shareholders’ equity totaled $264.3 million at March 31, 2013 compared to $262.6 million at December 31, 2012. The Company’s tangible equity to tangible assets ratio was 7.02% at March 31, 2013, as compared to 6.95% at December 31, 2012.  At March 31, 2013, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.21%, 12.33%, and 9.40%, respectively.  At March 31, 2013, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.52%, 12.26%, and 9.34%, respectively.

The Company will hold its regularly scheduled conference call on Thursday, April 25, 2013, at 11:00 a.m. (ET).  Participants may listen to the live web cast through the Sun Bancorp, Inc. web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the website for two weeks following the call.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $3.23 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers through more than 60 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of the Company.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including statements about being prepared for rising interest rates, reducing risk in the loan portfolio, building the foundation for the future, reducing problem loans and improving profitability.  Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that we will be prepared for rising interest rates, further reduce risk in our loan portfolio, build the desired foundation for the future, further reduce problem loans or improve profitability.  We caution that such statements are subject to a number of uncertainties, including those detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in the Company’s Form 10-K for the fiscal year ended December 31, 2012 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  Therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and non-operating income and expenses. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 31, 2013, December 31, 2012 and March 31, 2012 were $212 thousand, $210 thousand and $233 thousand, respectively. Non-operating income (loss) is also a non-GAAP financial measure. Non-operating income (loss) includes impairment losses recognized on available for sale securities included in earnings. There were no non-operating income (loss) items for the three months ended March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012.

Tax-equivalent interest income

The following reconciles net interest income to net interest income on a fully taxable equivalent basis using a 35% tax rate for the three months ended March 31:

For Three Months Ended:	2013	2012

Net interest income	$23,078	$24,650
Effect of tax exempt income	212	233
Net interest income, tax equivalent basis	$23,290	$24,883

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended
	March 31,	December 31,
	2013	2012	2012
Profitability for the period:
Net interest income	$23,078	$24,650	$23,981
Provision for loan losses	171	30,683	24,154
Non-interest income	10,882	5,519	6,815
Non-interest expense	31,336	27,564	31,598
Income (loss) before income taxes	2,453	(28,078)	(24,956)
Net income (loss)	2,453	(28,078)	(24,956)
Net income (loss) available to common shareholders	$2,453	$(28,078)	$(24,956)

Financial ratios:
Return on average assets(1)	0.31%	(3.56)%	(3.13)%
Return on average equity(1)	3.73%	(35.97)%	(34.70)%
Return on average tangible equity(1),(2)	4.42%	(41.97)%	(40.61)%
Net interest margin(1)	3.16%	3.48%	3.30%
Efficiency ratio	92.27%	91.37%	102.60%
Earnings (loss) per common share:
Basic	$0.03	$(0.33)	$(0.29)
Diluted	$0.03	$(0.33)	$(0.29)

Average equity to average assets	8.20%	9.90%	9.01%
	March 31,		December 31,
	2013	2012	2012
At period-end:
Total assets	$3,227,146	$3,113,269	3,224,031
Total deposits	2,723,337	2,631,652	2,713,224
Loans receivable, net of allowance for loan losses	2,204,436	2,173,426	2,230,287
Loans held-for-sale	41,469	25,034	120,935
Investments	335,844	576,457	461,980
Borrowings	71,344	31,083	70,992
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	264,341	283,164	262,595

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	2.09%	2.34%	2.02%
Non-performing loans held-for-investment to gross loans held-for-investment	3.28%	5.15%	3.64%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	3.57%	5.27%	4.18%
Allowance for loan losses to non-performing loans held for investment	63.87%	45.52%	55.33%

Total capital (to risk-weighted assets)(3) :
Sun Bancorp, Inc.	14.21%	14.49%	13.72%
Sun National Bank	13.52%	13.77%	13.02%
Tier 1 capital (to risk-weighted assets) (3):
Sun Bancorp, Inc.	12.33%	12.86%	11.82%
Sun National Bank	12.26%	12.51%	11.76%
Leverage ratio:
Sun Bancorp, Inc.	9.40%	10.21%	9.30%
Sun National Bank	9.34%	9.93%	9.24%

Book value per common share	$3.06	$3.30	$3.05
Tangible book value per common share	$2.59	$2.78	$2.57
(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) March 31, 2013 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	March 31, 2013	December 31, 2012
ASSETS
Cash and due from banks	$63,608	$77,564
Interest-earning bank balances	248,052	92,052
Cash and cash equivalents	311,660	169,616
Investment securities available for sale (amortized cost of $315,810 and $439,488 at March 31, 2013 and December 31, 2012, respectively)	317,838	443,182
Investment securities held to maturity (estimated fair value of $920 and $960 at March 31, 2013 and December 31, 2012, respectively)	881	912
Loans receivable (net of allowance for loan losses of $47,124 and $45,873 at March 31, 2013 and December 31, 2012, respectively)	2,204,436	2,230,287
Loans held-for-sale, at lower of cost or market	-	21,922
Loans held-for-sale, at fair value	41,469	99,013
Restricted equity investments, at cost	17,125	17,886
Bank properties and equipment, net	49,477	50,805
Real estate owned	8,472	7,473
Accrued interest receivable	7,704	8,054
Goodwill	38,188	38,188
Intangible assets	2,341	3,262
Bank owned life insurance (BOLI)	75,802	76,858
Receivable from sales and maturities of investments	101,947	-
Other assets	49,806	56,573
Total assets	$3,227,146	$3,224,031

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,723,337	$2,713,224
Securities sold under agreements to repurchase – customers	2,726	1,968
Advances from the Federal Home Loan Bank of New York (FHLBNY)	61,077	61,415
Obligations under capital lease	7,541	7,609
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	828	1,509
Other liabilities	74,510	82,925
Total liabilities	2,962,805	2,961,436

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued		-
Common stock, $1 par value, 200,000,000 shares authorized; 88,403,100 shares issued and 86,292,929 shares outstanding at March 31, 2013; 88,300,637 shares issued and 86,193,914 shares outstanding at December 31, 2012	88,403	88,301
Additional paid-in capital	506,773	506,537
Retained deficit	(305,558)	(308,011)
Accumulated other comprehensive income	1,200	2,186
Deferred compensation plan trust	(315)	(256)
Treasury stock at cost 2,106,723 shares at March 31, 2013 and December 31, 2012	(26,162)	(26,162)
Total shareholders’ equity	264,341	262,595
Total liabilities and shareholders’ equity	$3,227,146	$3,224,031

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2013	2012
INTEREST INCOME
Interest and fees on loans	$24,899	$26,204
Interest on taxable investment securities	1,544	2,542
Interest on non-taxable investment securities	394	434
Dividends on restricted equity investments	246	227
Total interest income	27,083	29,407
INTEREST EXPENSE
Interest on deposits	3,015	3,684
Interest on funds borrowed	443	351
Interest on junior subordinated debentures	547	722
Total interest expense	4,005	4,757
Net interest income	23,078	24,650
PROVISION FOR LOAN LOSSES	171	30,683
Net interest income (loss) after provision for loan losses	22,907	(6,033)
NON-INTEREST INCOME
Service charges on deposit accounts	2,155	2,668
Other service charges	74	73
Mortgage banking revenue, net	3,618	716
Net gain on sale of available for sale securities	3,487	-
Investment products income	679	432
BOLI income	448	517
Derivative credit valuation adjustment	(504)	(314)
Other	925	1,427
Total non-interest income	10,882	5,519
NON-INTEREST EXPENSE
Salaries and employee benefits	16,333	14,771
Occupancy expense	3,576	3,049
Equipment expense	1,859	1,765
Amortization of intangible assets	921	921
Data processing expense	999	1,056
Professional fees	2,647	479
Insurance expense	1,430	1,479
Advertising expense	553	297
Problem loan expense	799	1,477
Real estate owned expense, net	234	81
Office supplies expense	229	319
Other	1,756	1,870
Total non-interest expense	31,336	27,564
INCOME (LOSS) BEFORE INCOME TAXES	2,453	(28,078)
INCOME TAX EXPENSE	-	-
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,453	$(28,078)

Basic earnings (loss) per share	$0.03	$(0.33)
Diluted earnings (loss) per share	$0.03	$(0.33)
Weighted average shares – basic	86,245,121	85,776,858
Weighted average shares - diluted	86,370,435	85,776,858

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2013	2012	2012	2012	2012
	Q1	Q4	Q3	Q2	Q1
Balance sheet at quarter end:
Cash and cash equivalents	$311,660	$169,616	83,854	$115,891	$87,553
Investment securities	335,844	461,980	527,034	549,849	576,457
Loans held-for-investment:
Commercial and industrial	1,737,079	1,725,567	1,802,060	1,794,830	1,820,054
Home equity	200,084	207,720	212,911	217,768	219,926
Second mortgage	29,235	30,842	32,610	36,429	38,815
Residential real estate	248,875	273,413	224,346	153,373	109,807
Other	36,287	38,618	39,069	42,486	36,952
Total gross loans held-for-investment	2,251,560	2,276,160	2,310,996	2,244,886	2,225,554
Allowance for loan losses	(47,124)	(45,873)	(49,016)	(51,394)	(52,127)
Net loans held-for-investment	2,204,436	2,230,287	2,261,980	2,193,492	2,173,427
Loans held-for-sale	41,469	120,935	60,676	24,672	25,034
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	2,341	3,262	4,183	5,104	6,025
Total assets	3,227,146	3,224,031	3,180,263	3,133,487	3,113,269
Total deposits	2,723,337	2,713,224	2,646,807	2,608,034	2,631,652
Federal funds purchased	-	-	30,000	-	-
Securities sold under agreements to repurchase - customers	2,726	1,968	3,587	5,454	5,870
Advances from FHLBNY	61,077	61,415	16,749	22,080	2,408
Securities sold under agreements to repurchase - FHLBNY	-	-	20,000	15,000	15,000
Obligations under capital lease	7,541	7,609	7,675	7,740	7,805
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	264,341	262,596	287,480	284,768	283,163
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,744,553	$1,788,347	$1,805,623	$1,815,704	1,849,216
Home equity	204,311	210,085	215,542	218,910	220,411
Second mortgage	30,347	32,442	35,816	38,545	41,346
Residential real estate	330,916	319,427	230,259	155,479	123,567
Other	30,410	32,444	33,658	34,765	41,733
Total gross loans	2,340,537	2,382,745	2,320,898	2,263,403	2,276,273
Securities and other interest-earning assets	607,284	545,781	555,846	583,788	580,349
Total interest-earning assets	2,947,821	2,928,526	2,876,744	2,847,191	2,856,622
Total assets	3,206,536	3,193,607	3,153,668	3,116,627	3,154,762
Non-interest-bearing demand deposits	506,600	511,813	504,936	493,707	487,088
Total deposits	2,703,039	2,660,405	2,642,048	2,604,083	2,621,736
Total interest-bearing liabilities	2,360,883	2,318,794	2,279,177	2,259,370	2,265,830
Total shareholders' equity	263,070	287,698	289,129	285,667	312,281
Capital and credit quality measures:
Total capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	14.21%	13.72%	14.30%	14.61%	14.49%
Sun National Bank	13.52%	13.02%	13.63%	13.90%	13.77%
Tier 1 capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	12.33%	11.82%	12.71%	13.00%	12.86%
Sun National Bank	12.26%	11.76%	12.37%	12.64%	12.51%
Leverage ratio:
Sun Bancorp, Inc.	9.40%	9.30%	10.41%	10.45%	10.21%
Sun National Bank	9.34%	9.24%	10.12%	10.15%	9.93%

Average equity to average assets	8.20%	9.01%	9.17%	9.17%	9.90%
Allowance for loan losses to total gross loans held-for-investment	2.09%	2.02%	2.12%	2.29%	2.34%
Non-performing loans held-for-investment to gross loans held-for-investment	3.28%	3.64%	5.23%	4.63%	5.15%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	3.57%	4.18%	5.32%	4.84%	5.27%
Allowance for loan losses to non-performing loans held-for-investment	63.87%	55.33%	40.56%	49.44%	45.52%

Other data:
Net recoveries (charge-offs)	1,080	(26,690)	(4,246)	(1,243)	(20,223)
Non-performing assets:
Non-accrual loans	$57,143	$64,660	$95,383	$79,696	$87,847
Non-accrual loans held-for-sale	-	10,224	-	-	-
Troubled debt restructurings, non-accrual	16,640	18,244	25,454	24,256	26,674
Troubled debt restructurings, held-for-sale	-	2,499	-	-	-
Loans past due 90 days and accruing	-	-	-	-	74
Real estate owned, net	8,472	7,473	5,513	6,116	4,165
Total non-performing assets	82,255	103,100	126,350	110,068	118,760
(1) Average balances include non-accrual loans and loans held-for-sale (2) March 31, 2013 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)

	2013	2012		2012	2012	2012
	Q1	Q4		Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$27,295	$28,367		$28,681	$29,619	$29,641
Interest expense	4,005	4,174		4,135	4,519	4,757
Tax-equivalent net interest income	23,290	24,191		24,546	25,100	24,884
Tax-equivalent adjustment	212	212		212	217	234
Provision for loan losses	171	24,154		1,868	510	30,683
Non-interest income	10,882	6,815		9,588	7,527	5,519
Non-interest expense excluding amortization of intangible assets	30,415	30,677		29,938	29,666	26,643
Amortization of intangible assets	921	921		922	921	921
Income (loss) before income taxes	2,453	(24,956)		1,194	1,313	(28,078)
Income tax expense (benefit)	-	-		(34)	-	-
Net income (loss)	2,453	(24,956)		1,228	1,313	(28,078)
Net income (loss) available to common shareholders	$2,453	$(24,956)		$1,228	$1,313	$(28,078)
Financial ratios:
Return on average assets (1)	0.31%	(3.13	) %	0.16%	0.17%	(3.56	) %
Return on average equity (1)	3.73%	(34.70	) %	1.70%	1.84%	(35.97	) %
Return on average tangible equity (1),(2)	4.42%	(40.61	) %	1.99%	2.17%	(41.97	) %
Net interest margin (1)	3.16%	3.30%		3.41%	3.53%	3.48%
Efficiency ratio	92.27%	102.60%		90.97%	94.38%	91.37%
Per share data:
Income (loss) per common share:
Basic	$0.03	$(0.29)		$0.01	$0.02	$(0.34)
Diluted	$0.03	$(0.29)		$0.01	$0.02	$(0.34)
Book value	$3.06	$3.05		$3.34	$3.31	$3.30
Tangible book value	$2.59	$2.57		$2.85	$2.81	$2.78
Average basic shares	86,245,121	86,082,669		86,001,929	85,884,671	85,776,858
Non-interest income:	86,370,435	86,082,669		86,047,655	85,916,426	85,776,858
Service charges on deposit accounts	$2,155	$2,414		$2,848	$2,730	$2,668
Other service charges	74	72		69	80	73
Mortgage banking revenue, net	3,618	3,694		4,204	1,865	716
Net gain (loss) on sale of available for sale securities	3,487	(196)		-	430	-
Investment products income	679	606		510	748	432
BOLI income	448	488		489	492	516
Derivative credit valuation adjustment	(504)	(1,750)		(198)	(13)	(314)
Other income	925	1,487		1,666	1,195	1,428
Total non-interest income	10,882	6,815		9,588	7,527	5,519
Non-interest expense:
Salaries and employee benefits	$16,333	$15,845		$16,128	$15,756	$14,771
Occupancy expense	3,576	3,416		3,275	3,271	3,049
Equipment expense	1,859	2,005		1,866	1,763	1,765
Amortization of intangible assets	921	921		922	921	921
Data processing expense	999	1,138		1,084	1,106	1,056
Professional fees	2,647	1,389		713	833	524
Insurance expense	1,430	1,506		1,375	1,464	1,479
Advertising expense	553	1,040		464	1,008	297
Problem loan costs	799	776		2.154	1,274	1,477
Real estate owned expense, net	234	1,008		779	490	81
Office supplies expense	229	298		302	328	319
Other expense	1,756	2,256		1,798	2,373	1,825
Total non-interest expense	31,336	31,598		30,860	30,587	27,564

(1) Amounts are annualized
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended March 31,
	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,744,553	18,959	4.35%	$1,849,216	$21,275	4.60%
Home equity	204,311	1,906	3.73	220,411	2,244	4.07
Second mortgage	30,347	428	5.64	41,346	590	5.71
Residential real estate	330,916	3,071	3.71	123,567	1,376	4.45
Other	30,410	535	7.04	41,733	719	6.89
Total loans receivable	2,340,537	24,899	4.26	2,276,273	26,204	4.60
Investment securities(3)	428,024	2,285	2.14	550,498	3,420	2.49
Interest-earning bank balances	179,260	111	0.25	29,851	17	0.23
Total interest-earning assets	2,947,821	27,295	3.70	2,856,622	29,641	4.15
Non-interest earning assets:
Cash and due from banks	72,775			71,751
Bank properties and equipment, net	50,363			54,338
Goodwill and intangible assets, net	40,983			44,666
Other assets	94,594			127,385
Total non-interest-earning assets	258,715			298,140
Total assets	$3,206,536			$3,154,762

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,241,861	1,111	0.36%	$1,251,690	1,259	0.40%
Savings deposits	265,391	215	0.32	262,203	229	0.35
Time deposits	689,187	1,689	0.98	620,755	2,196	1.42
Total interest-bearing deposit accounts	2,196,439	3,015	0.55	2,134,648	3,684	0.69
Short-term borrowings:
Federal funds purchased	-	-	-	6,374	6	0.38
Securities sold under agreements to repurchase - customers	2,926	1	0.14	6,669	2	0.12
Long-term borrowings:
FHLBNY advances (4)	61,160	316	2.07	17,519	214	4.89
Obligation under capital lease	7,572	126	6.66	7,834	130	6.64
Junior subordinated debentures	92,786	547	2.36	92,786	722	3.11
Total borrowings	164,444	990	2.41	131,182	1,074	3.27
Total interest-bearing liabilities	2,360,883	4,005	0.68	2,265,830	4,758	0.84
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	506,600			487,088
Other liabilities	75,983			89,562
Total non-interest bearing liabilities	582,583			576,650
Total liabilities	2,943,466			2,842,480
Shareholders' equity	263,070			312,281
Total liabilities and shareholders' equity	$3,206,536			$3,154,762

Net interest income		$23,290			$24,883
Interest rate spread (5)			3.02%			3.31%
Net interest margin (6)			3.16%			3.48%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.86%			126.07%
(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 31, 2013 and 2012 were $212 thousand and $233 thousand, respectively.

(4) Amounts include advances from FHLBNY and securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31, 2013			December 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,744,553	18,959	4.35%	$1,788,347	$19,628	4.39%
Home equity	204,311	1,906	3.73	210,085	2,055	3.91
Second mortgage	30,347	428	5.64	32,442	470	5.79
Residential real estate	330,916	3,071	3.71	319,427	2,959	3.71
Other	30,410	535	7.04	32,444	559	6.89
Total loans receivable	2,340,537	24,899	4.26	2,382,745	25,671	4.31
Investment securities(3)	428,024	2,285	2.14	507,158	2,672	2.11
Interest-earning bank balances	179,260	111	0.25	38,623	24	0.25
Total interest-earning assets	2,947,821	27,295	3.70	2,928,526	28,367	3.87
Non-interest earning assets:
Cash and due from banks	72,775			72,129
Bank properties and equipment, net	50,363			51,515
Goodwill and intangible assets, net	40,983			41,902
Other assets	94,594			99,535
Total non-interest-earning assets	258,715			265,081
Total assets	$3,206,536			$3,193,607

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,241,861	1,111	0.36%	$1,224,254	1,178	0.38%
Savings deposits	265,391	215	0.32	263,949	228	0.35
Time deposits	689,187	1,689	0.98	660,389	1,737	1.05
Total interest-bearing deposit accounts	2,196,439	3,015	0.55	2,148,592	3,143	0.59
Short-term borrowings:
Securities sold under agreements to repurchase - customers	2,926	1	0.14	3,250	2	0.25
Long-term borrowings:
FHLBNY advances (4)	61,160	316	2.07	66,527	332	2.00
Obligation under capital lease	7,572	126	6.66	7,639	127	6.65
Junior subordinated debentures	92,786	547	2.36	92,786	572	2.47
Total borrowings	164,444	990	2.41	170,202	1,033	2.43
Total interest-bearing liabilities	2,360,883	4,005	0.68	2,318,794	4,176	0.72
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	506,600			511,813
Other liabilities	75,983			75,302
Total non-interest bearing liabilities	582,583			587,115
Total liabilities	2,943,466			2,905,909
Shareholders' equity	263,070			287,698
Total liabilities and shareholders' equity	$3,206,536			$3,193,607

Net interest income		$23,290			$24,191
Interest rate spread (5)			3.02%			3.15%
Net interest margin (6)			3.16%			3.30%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.86%			126.30%
(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended March 31, 2013 and December 31, 2012 were $212 thousand and $210 thousand, respectively.

(4) Amounts include advances from FHLBNY and securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.